EXHIBIT 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the "Agreement") is made and entered into this 3rd day of April, 2014, by AS SEEN ON TV, INC., a Florida corporation (“Pledgor"), having an address of 14044 Icot Boulevard, Clearwater, Florida 33760, in favor of MIG7 INFUSION, LLC, a Florida limited liability company (“Lender”), having an address for the purposes hereof of 16311 Baycross Drive, Lakewood Ranch, Florida 34202.

1.  Grant of Security Interest.  Pledgor hereby irrevocably and unconditionally pledges and grants a security interest in, a lien upon and the right of set-off against, and collaterally assigns and transfers to Lender all property referred to in Exhibit “A” attached hereto and incorporated herein, as hereafter amended or supplemented from time to time (the “Collateral”). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to any securities account constituting Collateral shall be treated as financial assets as defined in the Uniform Commercial Code as in effect in the State of Florida (the “UCC”).

2.  Indebtedness.

(a) The Collateral secures and will secure the Indebtedness of Pledgor, Infusion Brands, Inc., a Nevada corporation (“Infusion”), EDIETS.COM, INC., a Delaware corporation (“eDiets”), TV GOODS HOLDING CORPORATION, a Florida corporation (“TV Goods”), and TRU HAIR, INC., a Florida corporation (“Tru Hair” and collectively with Pledgor, Infusion, eDiets, and TV Goods, the “Borrower”) to Lender.  Each person or entity obligated under any Indebtedness is sometimes referred to in this Agreement as a “Debtor.”

(b) "Indebtedness" means:

(i) all obligations and liabilities to Lender, now or hereafter existing or incurred whether absolute or contingent and arising under that certain Senior Note Purchase Agreement, dated April 3, 2014, as amended, supplemented, increased, extended or otherwise modified from time to time thereafter (the “Note Purchase Agreement”) or any other Transaction Document (as defined therein);

(ii) all debts, obligations or liabilities to Lender, now or hereafter existing or incurred whether absolute or contingent, arising under the Notes (as defined in the Note Purchase Agreement), and all other instruments, documents and agreements of every kind and nature now or hereafter executed or delivered in connection with the Notes and the Loans (as defined in the Note Purchase Agreement) evidenced thereby (including all renewals, increases, extensions, restatements and replacements thereof and amendments and modifications of any of the foregoing);

(iii) all obligations and liabilities of Pledgor to Lender hereunder; and

(iv)  all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement of any of the above.

3.  Pledgor's Covenants, Representations And Warranties.  Pledgor covenants, represents and warrants that unless compliance is waived by Lender in writing:

(a)  Pledgor is the legal and beneficial owner of all the Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Lender and that arising under the Vicis Debt, the Bibby Debt, and the MFC Debt (as each such term is defined in the Note Purchase Agreement), and will keep the Collateral free of all other liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of Lender.

(b)  Pledgor shall, at Pledgor’s expense, take all actions necessary or advisable from time to time to maintain the priority and perfection of the security interest of Lender in the Collateral and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(c)  Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(d)  If any of the Collateral is margin stock as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System of the United States (“FRB”), Pledgor will provide Lender a properly executed Form U-1 Purpose Statement. Lender and Pledgor will comply with the requirements and restrictions imposed by Regulation U.

(e)  Pledgor’s exact legal name is correctly set forth on the signature page hereof. Pledgor will notify Lender in writing at least thirty (30) days prior to any change in Pledgor's name or identity.

(f)  Pledgor's chief executive office is, and has been for the four (4) month period preceding the date hereof (or, if less, the entire period of the existence of Pledgor) located, in the state specified on the signature page hereof.  Pledgor is an organization of the type and (if an unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page.  Pledgor shall give Lender at least thirty (30) days notice before changing the location of its residence or its chief executive office, type of organization, business structure or state of incorporation or organization.

4.  Representations, Warranties and Covenants Regarding Equity Securities Collateral.  Pledgor hereby represents, warrants and covenants the following with respect to any equity securities comprising any or all of the Collateral (the "Equity Securities") and covenants and agrees to promptly notify Lender in writing in the event that any of the foregoing representations and warranties is no longer true and correct:

(a)  The Equity Securities have been duly authorized and validly issued and are fully paid and non-assessable.

(b)  There are no restrictions on the pledge of the Equity Securities by Pledgor to Lender (other than required consents that have been obtained by Pledgor on or before the date hereof) nor on the sale of the Equity Securities by Pledgor or Lender (whether pursuant to securities laws or regulations or any shareholder, lock-up or other similar agreement or insider trading rules of the issuer); provided that the Equity Securities have not been registered under the Securities Act of 1933, as amended.

5.  Lender Appointed Attorney-In-Fact.  Pledgor authorizes and irrevocably appoints Lender as Pledgor's true and lawful attorney-in-fact with full power of substitution to take any action and execute or otherwise authenticate any record or other documentation that Lender considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (a) to endorse, receive, accept and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (b) to transfer any Collateral (including converting physical certificates to book-entry holdings) into the name of Lender or its nominee or any broker-dealer (which may be an affiliate of Lender) and to execute any control agreement covering any Collateral on Pledgor's behalf and as attorney-in-fact for Pledgor in order to perfect Lender's continuing security interest in the Collateral and in order to provide Lender with control of the Collateral, and Pledgor's signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Pledgor to any bank, custodian, broker dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with any instructions or entitlement orders, of Lender without further consent of Pledgor; (c) to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith Lender may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by Lender thereafter as Collateral pursuant to the provisions hereof; (d)  to exercise any right, privilege or option pertaining to any Collateral, but Lender has no obligation to do so; (e) to file any claims, take any actions or institute any proceedings which Lender determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Lender's rights with respect to the Collateral; (f) to execute in the name or otherwise authenticate on behalf of Pledgor any record reasonably believed necessary or appropriate by Lender for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Lender's rights under this Agreement; (g) to file any financing statement relating to this Agreement electronically, and Lender's transmission of Pledgor's signature on and authentication of the financing statement shall constitute Pledgor's signature on and authentication of the financing statement; (h) to make any compromise or settlement it deems desirable or proper with reference to the Collateral; (i) to do and take any and all actions with respect to the Collateral and to perform any of Pledgor's obligations under this Agreement; and (j) to execute any documentation reasonably believed necessary by Lender for compliance with Rule 144 or any other restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted or control securities under the securities laws.  The foregoing appointments are irrevocable and coupled with an interest and shall survive the death or disability of Pledgor and shall not be revoked without Lender’s written consent.  To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.

6.  Voting Rights.

(a)  So long as no Event of Default shall have occurred and is continuing and Lender has not delivered the notice specified in Section 6(b), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any document or agreement executed in connection herewith.

(b)  Upon the occurrence and during the continuance of an Event of Default, at the option of Lender exercised in a writing sent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and Lender shall thereupon have the sole right to exercise such voting and other consensual rights.

7.  Events of Default; Remedies.  If an Event of Default (as defined in the Note Purchase Agreement)  occurs, in addition to any rights that Lender may have under any of the other Transaction Documents, Lender may do any one or more of the following:

(i)  Intentionally omitted.

(ii)  Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner.

(iii)  Enforce the security interest given hereunder pursuant to the UCC and any other applicable law.

(iv)  Sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as Lender may elect.  Lender may purchase the Collateral for its own account at any such sale. Lender shall give Pledgor such notice of any public or private sale as may be required by the UCC, provided that to the extent notice of any such sale is required by the UCC, Pledgor agrees that at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and provided further that, if Lender fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.  Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, Lender shall have no liability or responsibility to Pledgor for such loss.  Pledgor further acknowledges that a private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be "commercially reasonable" solely as a result of such prices and other sale terms.  Upon any such sale, Lender shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold.  Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted.

Without limiting any other rights and remedies available to Lender, Pledgor expressly acknowledges and agrees that with respect to Collateral consisting of notes, bonds or other securities  which are not sold on a recognized market, Lender shall be deemed to have conducted a commercially reasonable sale of such Collateral if (a) such sale is conducted by any nationally recognized broker-dealer (including any affiliate of Lender), investment banker or any other method common in the securities industry, and (b) if the purchaser is Lender or any affiliate of Lender, the sale price received by Lender in connection with such sale is reasonably supported by quotations received from one or more other nationally recognized broker-dealers, investment bankers or other financial institutions.

(v)  Enforce the security interest of Lender in any deposit account which is part of the Collateral by applying such account to the Indebtedness.

(vi) Exercise any other remedy provided under this Agreement or by any applicable law.

(vii)  Comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

(viii)  Sell the Collateral without giving any warranties as to the Collateral.  Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

8.  Right to Cure; Limitation on Lender's Duties.  If Pledgor fails to perform any agreement contained herein, Lender may perform or cause performance of such agreement and the expenses of Lender incurred in connection therewith shall be payable by Pledgor or Debtor under Section 13.  Any powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (a) ascertaining, exercising or taking other action or giving Pledgor notice with respect to subscription rights, calls, conversions, exchanges, maturities, lenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.  Lender shall not be liable for any loss to the Collateral resulting from acts of God, war, civil commotion, fire, earthquake, or other disaster or for any other loss or damage to the Collateral except to the extent such loss is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from Lender's gross negligence or willful misconduct.

9.  Waivers.  Lender shall be under no duty or obligation whatsoever and Pledgor waives any right to require Lender to (i) make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Lender as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, (ii) proceed against any person or entity, (iii) proceed against or exhaust any collateral, or (iv) pursue any other remedy in Lender's power; and Pledgor waives any defense arising by reason of any disability or other defense of Debtor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Debtor or any other person.  Until the Indebtedness is paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which Lender now has or may hereafter have against Debtor or against any other person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Lender.  If Pledgor is not also a Debtor with respect to a specified Indebtedness, such Pledgor authorizes Lender without notice or demand and without affecting Pledgor's liability hereunder, from time to time to:  (i) renew, extend, accelerate or otherwise change the time for payment of or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (ii) take and hold security, other than the Collateral, for the payment of the Indebtedness or any part thereof, and exchange, enforce, waive and release the Collateral or any part thereof or any such other security; and (iii) release or substitute Debtor or any one or more of them, or any of the endorsers or guarantors of the Indebtedness or any part thereof, or any other parties thereto.  Pledgor agrees that it is solely responsible for keeping itself informed as to the financial condition of Debtor and of all circumstances which bear upon the risk of nonpayment or the risk of a margin call or liquidation of the Collateral.

10.  Transfer, Delivery and Return of Collateral.

(a)  Pledgor shall immediately deliver or cause to be delivered to Lender (or the Securities Intermediary, if any) (i) any certificates or instruments now or hereafter representing or evidencing Collateral and such certificates and instruments shall be in suitable form for transfer without restriction or stop order by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form and substance satisfactory to Lender, and (ii) in the same form as received (with any necessary endorsement), all dividends and other distributions paid or payable in cash in respect of any Collateral and any such amounts, if received by Pledgor, shall be received in trust for the benefit of Lender and be segregated from the other property or funds of Pledgor.

(b)  Lender may at any time deliver the Collateral or any part thereof to Pledgor and the receipt by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c) Upon the transfer of all or any part of the Indebtedness, Lender may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such

Collateral so transferred; but with respect to any Collateral not so transferred Lender shall retain all rights and powers hereby given.  Pledgor agrees that Lender may disclose to any prospective purchaser or transferee and any purchaser or transferee of all or part of the Indebtedness any and all information in Lender’s possession concerning Pledgor, this Agreement and the Collateral, provided that such purchaser or transferee shall have executed a confidentiality agreement reasonably acceptable to Debtor prior thereto preventing the further dissemination of such information.

11.  Continuing Agreement and Powers.

(a)  This is a continuing Agreement and all the rights, powers and remedies hereunder shall, unless otherwise limited herein, apply to all past, present and future Indebtedness of Debtor or any one or more of them to Lender, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of Debtor or any one or more of them, or any other event or proceeding affecting Debtor or any one or more of them.

(b) Until all Indebtedness shall have been paid in full and Lender shall have no obligation to extend credit to any Debtor, the power of sale and all other rights, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at the time specified hereunder.

12.  Securities Intermediary.  If permitted by Lender, some or all of the Collateral may be held at a broker or other securities intermediary (the "Securities Intermediary").  Pledgor shall pay to the Securities Intermediary any charges or costs imposed by the Securities Intermediary specifically relating to such Collateral.  Pledgor at no time shall request that the Securities Intermediary release any Collateral to Pledgor, except as expressly permitted by Lender.  Lender may require that Pledgor obtain a control agreement, signed by the Securities Intermediary, in form and substance acceptable to Lender.  Lender may, at any time but in accordance with the terms of this Agreement and any control agreement, require the Securities Intermediary to do any or all of the following: (a) disburse any or all of the Collateral to Lender; (b) allow Lender (and not Pledgor) to exercise any rights relating to the Collateral; (c) sell some or all of the Collateral and remit the sales proceeds (less the Securities Intermediary's normal sales charge) to Lender; and (d) buy and sell Collateral only upon the instructions of Lender (and not Pledgor).  If Lender assigns or transfers its rights under this Agreement and Lender is the Securities Intermediary for any or all of the Collateral, Pledgor agrees that Lender, in such capacity, is irrevocably directed by Pledgor to comply with instructions or entitlement orders with respect to such Collateral originated by any assignee or transferee of this Agreement without further consent of Pledgor.

13.  Costs.  All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Lender in enforcing any right, power or remedy conferred by this Agreement, and including the charges and expenses of any Securities Intermediary specifically relating thereto, shall become a part of the Indebtedness secured hereunder and shall be paid to Lender by Debtor and Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments).

14.  Notices. Unless otherwise provided or agreed to herein or required by law, notice and communications provided for in this Agreement shall be in writing and shall be mailed (certified or registered mail), telecopied or delivered to Pledgor to the address or facsimile number for notices set forth for Pledgor on the signature page hereof or at such other address or facsimile number as shall be designated by Pledgor in a written notice to Lender at the address for notices set forth on the signature page of this Agreement for Lender.  Notices and other communications sent by (a) certified or registered mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, and (c) facsimile shall be deemed delivered when transmitted.

15.  Indemnity.  Pledgor shall indemnify, hold harmless and defend Lender and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, and legal fees and damages arising from their execution of or performance under this Agreement or any control agreement executed by Lender in connection with the Collateral, except to the extent that such claim, action, obligation, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified person. This indemnification shall survive the termination of this Agreement.

16.  Miscellaneous.

(a)  This Agreement (i) may be waived, altered, modified or amended only by an instrument in writing, duly executed by the party or parties sought to be charged or bound thereby, and (ii) may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Any waiver, express or implied, of any provision hereof and any delay or failure by Lender to enforce any provision shall not preclude Lender from enforcing any such provision thereafter.

(b)  Pledgor hereby irrevocably authorizes Lender to file one or more financing statements describing all or part of the Collateral, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law.  Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor.  Pledgor agrees to furnish any such information to Lender promptly upon request.  Pledgor also ratifies its authorization for Lender to have filed any initial financing statement or amendments thereto filed prior to the date hereof.

(c)  From time to time, Pledgor and Debtor shall, at the request of Lender, execute such other agreements, documents or instruments or take any other actions in connection with this Agreement as Lender may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the priority of the security interests, or to effectuate the rights granted to Lender herein, but their failure to do so shall not limit or affect any security interest or any other rights of Lender in and to the Collateral.  Pledgor will execute and deliver to Lender any stock powers, instructions to any securities intermediary, issuer or transfer agent, proxies, or any other documents of transfer that Lender requests in order to perfect, obtain control or otherwise protect Lender's security interest in the Collateral or to effect Lender's rights under this Agreement.  Such powers or documents may be executed in blank or completed prior to execution, as requested by Lender.

(d)  This Agreement shall be governed by and construed according to internal laws of the State of Florida, to the jurisdiction of which the parties hereto submit, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction.

(e)  Any term used or defined in the UCC and not defined herein has the meaning given to the term in the UCC, when used in this Agreement.

(f)  This Agreement shall benefit Lender's successors and assigns and shall bind Pledgor's successors and assigns, except that Pledgor may not assign its rights and obligations under this Agreement.  This Agreement shall bind all parties who become bound as a Debtor with respect to the Indebtedness.

(g)  All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

(h)  In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and all obligations and undertakings hereunder of such parties are joint and several.

(i)  The illegality, invalidity or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality, validity or enforceability of the remaining provisions of this Agreement.

(j)  This Agreement and any other documents executed or delivered in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction.

17.  Final Agreement.  By signing this document each party represents and agrees that:  (a) this document represents the final agreement between the parties with respect to the subject matter hereof, (b) this document supersedes any commitment letter, term sheet, or other written outline of terms and conditions relating to the subject matter hereof, unless such commitment letter, term sheet, or other written outline of terms and conditions expressly provides to the contrary, (c) there are no unwritten oral agreements between the parties, and (d) this document may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

PLEDGOR:

AS SEEN ON TV, INC.

By:
Name:
Title:

Lender:

MIG7 INFUSION, LLC

By:	Mallitz Investment Group, LLC, Manager

By:
Craig A. Mallitz, President

Address for Notices to Pledgor:

14044 Icot Boulevard

Clearwater, Florida 33760

Address for Notices to Lender:

16311 Baycross Drive

Lakewood Ranch, Florida 34202

(Signature Page to Pledge Agreement)

Exhibit A to Pledge Agreement

Description of Collateral

All shares of capital stock of Infusion Brands, Inc., a Nevada corporation (“Infusion”), EDIETS.COM, INC., a __________ corporation (“eDiets”), TV GOODS HOLDING CORPORATION, a __________ corporation (“TV Goods”), and TRU HAIR, INC., a __________ corporation (“Tru Hair” and collectively with ASTV, Infusion, eDiets, and TV Goods, the “Credit Parties” and each individually, a “Credit Party”), owned by Pledgor, which shares represent 100% of the issued and outstanding capital stock of such Subsidiaries (the “Pledged Stock”).

All present and future income, proceeds, earnings, increases, and substitutions from or for the Pledged Stock of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Pledged Stock, stock of different par value or no par value issued in substitution or exchange for the Pledged Stock, and all other property Pledgor is entitled to receive on account of such Pledged Stock, including accounts, documents, instruments, chattel paper, and general intangibles.

For the purposes of this Exhibit, if there is more than one Pledgor, the term "Pledgor" shall include any one or more of the Pledgors.

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